Exhibit 32.1

                                  CERTIFICATION
                                  -------------

I, Frederick L. Bowman, President and Principal Accounting Officer of Portland Brewing Company, certify that, to the best of my knowledge, the Form 10-QSB for the fiscal quarter ending September 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Portland Brewing Company.



                         /s/ FREDERICK L. BOWMAN
                         --------------------------------------------
                         Frederick L. Bowman, President and Principal Accounting Officer








































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
                                                                    Exhibit 32.2

                                  CERTIFICATION
                                  -------------

I, Jerome Chicvara, Chief Executive Officer of Portland Brewing Company, certify that, to the best of my knowledge, the Form 10-QSB for the fiscal quarter ending September 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Portland Brewing Company.



                         /s/ JEROME CHICVARA
                         -------------------------------------------
                         Jerome Chicvara, Chief Executive Officer










































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